                                                                    Exhibit 21.0

12-31-94
                                  SUBSIDIARIES

Cooper has no parent. The subsidiaries of Cooper are listed in groupings that indicate the nature and management of the operations of each. Unless noted herein, all subsidiaries are wholly owned by Cooper or one of its subsidiaries.

                                                                     Place of
                    Name                                          Incorporation
--------------------------------------------                      --------------

                     A.  GENERAL CORPORATE ADMINISTRATION
                     ------------------------------------
CI Leasing Company                                                Delaware, U.S.
Cooper (Great Britain) Ltd.                                       United Kingdom
Cooper (U.K.) Limited                                             Delaware, U.S.
Cooper CPS Corporation                                            Delaware, U.S.
Cooper Cameron Pensions Australia Pty. Ltd.                       Australia
Cooper Cameron Pensions Limited                                   United Kingdom
Cooper Industries (Canada) Inc.                                   Ontario, Canada
Cooper Industries Australia Pensions Pty Ltd                      Australia
Cooper Industries Australia Pty Limited                           Australia
Cooper Industries Foreign Sales Company, Ltd.                     Barbados
Cooper Industries Foundation                                      Ohio, U.S.
Cooper Industries GmbH Beteiligungen                              Germany
Cooper Industries Italia S.p.A.                                   Italy
Cooper Industries, Inc.                                           Delaware, U.S.
Cooper Industries International Holding B.V.                      Netherlands
Cooper Industries Sweden AB (556391-9728)                         Sweden
Cooper International Company                                      Delaware, U.S.
Cooper PAC Corporation                                            Delaware, U.S.
Cooper Pensions Limited                                           United Kingdom
Cooper Securities, Inc.                                           Texas, U.S.
Cooper Trading, Inc.                                              Delaware, U.S.
Cooper Western Hemisphere Company                                 Delaware, U.S.
CS Holdings Inc.                                                  Delaware, U.S.
CS Holdings International Inc.                                    Cayman Islands
Kirsch Company                                                    Michigan, U.S.
P B Marketing, Inc.                                               Delaware, U.S.
Sani Kirsch, Inc.                                                 Delaware, U.S.

                                                                     Place of
                    Name                                          Incorporation
--------------------------------------------                      --------------

                            B. ELECTRICAL PRODUCTS
                            ----------------------
Arrow-Hart, S.A. de C.V.                                          Mexico
Bussmann International, Inc.                                      Delaware, U.S.
Bussmann (Aust.) Pty Limited                                      Australia
Bussmann de Mexico S.A. de C.V.                                   Mexico
Bussmann, S.A. de C.V.                                            Mexico
Combined Technologies, Inc.                                       Wisconsin, U.S.
Componentes de Iluminacion, S.A. de C.V.                          Mexico
Connectron, Inc.                                                  New Jersey, U.S.
Cooper Power Systems, Inc.                                        Delaware, U.S.
Crouse-Hinds (Australia) Pty. Ltd.                                Australia
Crouse-Hinds Domex, S.A. de C.V.                                  Mexico
Edison Fusegear, Inc.                                             Delaware, U.S.
Iluminacion Cooper de las Californias S.A. de C.V.                Mexico
McGraw-Edison Company                                             Delaware, U.S.
McGraw-Edison Development Corporation                             Delaware, U.S.
McGraw-Edison Power Systems Overseas, Inc.                        Delaware, U.S.
RTE Far East Corporation                                          Taiwan
RTE Transportation Co., Inc.                                      Wisconsin, U.S.

                                                                     Place of
                    Name                                          Incorporation
--------------------------------------------                      --------------

                              C. TOOLS & HARDWARE
                              -------------------
AB Sani-Maskiner (556179-9643)                                    Sweden
Acrimo AB (28.9% owned)                                           Sweden
Aryho, S.A.                                                       Spain
Comercial Decorativa, S.A.                                        Spain
Cooper Industries Sweden Realty AB (556403-8684)                  Sweden
Cooper Tools GmbH                                                 Germany
Cooper Tools Industrial Ltda.                                     Brazil
Cooper Tools Pty. Limited                                         Australia
Cooper Tools S.A.                                                 France
Decoracion, S.A.                                                  Spain
Deutsche Gardner-Denver Beteiligungs-GmbH                         Germany
Deutsche Gardner-Denver GmbH & Co.                                Germany
Empresa Andina de Herramientas, S.A. (49% owned)                  Colombia
Erem S.A.                                                         Switzerland
Hofesa France, S.A.                                               France
Hofesa Home Fittings de Portugal Decoracao, Limitada              Portugal
Hofesa Italia S.r.l.                                              Italy
Hofesa UK PLC                                                     United Kingdom
Home Fittings Espana, S.A.                                        Spain
Innovaciones Decorativas, S.A.                                    Spain
Lufkin Europa B.V.                                                Netherlands
Nicholson Mexicana, S.A. de C.V. (49% owned)                      Mexico
SANI-Kirsch Inc. & Co. KG                                         Germany
The Cooper Group, Inc.                                            Delaware, U.S.

                                                                     Place of
                    Name                                          Incorporation
--------------------------------------------                      --------------

                            D. AUTOMOTIVE PRODUCTS
                            ----------------------
Abex Industries Ltd.                                              Canada
Anco de Mexico, S.A. de C.V.                                      Mexico
Bougie Champion, S.A.                                             France
Bujias Champion de Mexico, S.A. de C.V.                           Mexico
Bujias Champion de Venezuela, C.A.                                Venezuela
Champion Filtration S.p.A.                                        Italy
Champion Iberica S.A.                                             Spain
Champion Interamericana, Ltd.                                     Delaware, U.S.
Champion Spark Plug Company (Aust.) Pty. Limited                  Australia
Champion Spark Plug Company                                       Delaware, U.S.
Champion Spark Plug Belgium S.A.                                  Belgium
Champion Spark Plug New Zealand                                   New Zealand
Champion Spark Plug S.A.                                          Belgium
Champion Spark Plug Taiwan, Inc.                                  Taiwan
Cooper Automotive, Inc.                                           Delaware, U.S.
Crucetas Mexicanas, S.A. de C.V. (40% owned)                      Mexico
CSP Industries B.V.                                               Netherlands
Farloc Argentina S.A.I.C. y. F. (23.9% owned)                     Argentina
Frenos Hidraulicos Automotrices S.A. (49% owned)                  Mexico
Moog Automotive, Inc.                                             Missouri, U.S.
Nippon Champion Spark Plug Kabushiki Kaisha                       Japan
Productos de Frenos Automotrices de
 Calidad, S.A. de C.V.                                            Mexico
Sistemas de Energia de Matamoros, S.A. de C.V.                    Mexico
Wagner Electric Corporation                                       Delaware, U.S.

                                                                     Place of
                    Name                                          Incorporation
--------------------------------------------                      --------------

        E. DISCONTINUED OPERATIONS -- PETROLEUM & INDUSTRIAL EQUIPMENT
        --------------------------------------------------------------
Cameron Venezolana S.A. (49% owned)                               Venezuela
Cameronvolgomash (50% owned)                                      Russia
Champion Spark Plug GmbH                                          Germany
Compression Services Company                                      Ohio, U.S.
Cooper Cameron Corporation                                        Delaware, U.S.
Cooper Cameron Limited                                            Ontario, Canada
Cooper Energy Services B.V.                                       Netherlands
Cooper Energy Services de Venezuela, S.A.                         Venezuela
Cooper Energy Services International, Inc.                        Ohio, U.S.
Cooper Oil Tool (Singapore) Pte. Ltd.                             Singapore
Cooper Oil Tool Argentina S.A.I.C.                                Argentina
Cooper Oil Tool Australia Pty. Ltd.                               Australia
Cooper Oil Tool B.V.                                              Netherlands
Cooper Oil Tool de Mexico, S.A.                                   Mexico
Cooper Oil Tool S.A. de C.V.                                      Mexico
Cooper Oil Tool France, S.A.                                      France
Cooper Oil Tool Gabon, S.A.                                       Gabon
Cooper Oil Tool Ireland Limited                                   Ireland
Cooper Oil Tool Nigeria Limited (60% owned)                       Nigeria
Cooper Oil Tool Norway A/S                                        Norway
COT-Excel Sdn Bhd (49% owned)                                     Malaysia
Cooper Petroleum Equipment Group, Inc.                            Delaware, U.S.
Cooper Rolls Incorporated (50% owned)                             Ohio, U.S.
Cooper Rolls Limited (50% owned)                                  United Kingdom
Cooper Turbocompressor (Deutschland) GmbH                         Germany
Cooper Turbocompressor Inc.                                       Delaware, U.S.
Cooper, Rolls Corporation (50% owned)                             Federal, Canada
Industrias Cooper de Venezuela, S.A.                              Venezuela
Syarikat Rajah Sdn Bhd (70% owned)                                Brunei
Wheeling Machine Products Company                                 Delaware, U.S.

                                                                     Place of
                    Name                                          Incorporation
--------------------------------------------                      --------------

                           F.  INACTIVE SUBSIDIARIES
                           -------------------------
Battery Products, Inc.                                            Illinois, U.S.
B & S Fuses Limited                                               United Kingdom
Bussmann (U.K.) Limited                                           United Kingdom
Cameron do Brasil Industrias Mecanicas Ltda.                      Brazil
Cameron Iron Works de Venezuela C.A.                              Venezuela
Cameron Offshore Engineering Limited                              United Kingdom
Carlton Santee Corporation                                        California, U.S
Champion Service & Trading Pte. Ltd.                              Singapore
Champion Spark Plug (Far East) Pte. Limited                       Singapore
Champion Sparking Plug Company (Ireland) Limited                  Ireland
Coninco Corporation                                               Puerto Rico
Coopauto Corporation                                              Delaware, U.S.
Cooper-Bessemer, S.A.                                             Switzerland
Cooper Cameron (U.K.) Limited                                     United Kingdom
Cooper Flow Control Australia Pty. Ltd.                           Australia
Cooper Hand Tools of California, Inc.                             Delaware, U.S.
Cooper-Vulkan Kompressoren, GmbH (70% owned)                      Germany
Crouse-Hinds de Venezuela, C.A.                                   Venezuela
Crouse-Hinds of Europe, S.r.l.                                    Italy
DFL Fusegear Limited                                              United Kingdom
Duotech Pty Limited                                               Australia
Expandforce Limited                                               United Kingdom
Everco Industries of Canada Ltd.                                  Ontario, Canada
Gardner-Denver (Aust.) Pty. Limited                               Australia
Gardner-Denver International, C.A.                                Venezuela
Inmobiliaria Cisco, S.A. (49% owned)                              Mexico
Manufacturas Cameron, C.A. (85% owned)                            Venezuela
McGraw-Edison Export Corporation                                  Delaware, U.S.
Moog World Trade Corporation                                      Virgin Islands
Sri Timor Oilfield Supplies &
 Equipment Sdn Bhd (49% owned)                                    Malaysia
The Cooper Group, B.V.                                            Netherlands
Veda Manufacturing Pty. Ltd.                                      Australia
Velas Champion do Brasil, Ltda.                                   Brazil
WAWD Autoteile GmbH                                               Germany
WPC Corporation, Inc.                                             Delaware, U.S.
ZV Zundkerzenvertriebs GmbH                                       Germany